UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2008, the board of directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) approved and adopted amendments to Articles III and IV of the Bank’s bylaws.

Article III, Section 1 of the Bank’s bylaws regarding the number and qualification of directors was amended to add provisions outlining the board composition and election requirements as described in the Housing and Economic Recovery Act of 2008 (“HERA”). The new provisions define member and independent directors, formerly known as elective and appointive directors, along with the qualifications for each designation. In addition, this section includes the voting requirements for each director.

Article IV, Section 1 of the bylaws regarding the composition of the Executive/Governance committee was amended to change the reference to public interest directors, who are now designated as independent directors.

All references in the bylaws to the Federal Housing Finance Board have been amended to reflect the newly named agency, the Federal Housing Finance Agency.

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

A copy of the bylaws of Federal Home Loan Bank of Indianapolis, as revised and restated on October 17, 2008, is attached hereto as Exhibit 3.2 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2	Bylaws of Federal Home Loan Bank of Indianapolis, as revised and restated on October 17, 2008

4